EXHIBIT 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Annual Report of Exousia Advanced Materials, Inc. (formerly Cyber Law Reporter, Inc.), a Texas corporation (the “Company”), on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the “Report”), Lane Brindley, President, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2007	By: /s/ Lane Brindley
Name: Lane Brindley
Title: President

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.